BroadVision Receives Letter from NASDAQ

REDWOOD CITY, CA — April 7, 2016 — BroadVision, Inc. (the “Company”) (NASDAQ: BVSN), a leading provider of e-business and engagement management solutions, today announced that, on April 4, 2016, it received a written notice from the Listing Qualifications department of the Nasdaq Stock Market ("Nasdaq") indicating that the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the "Rule") for continued listing because it had not yet filed its 10-K for the period ended December 31, 2015 (the “2015 10-K”).

As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on March 31, 2016, the Company has delayed the filing of its 2015 10-K pending completion of a review of information it had recently uncovered regarding potential irregularities relating to a cash account at one of its European subsidiaries. The Company and its accounting firm are in the process of collecting and reviewing this information and will then determine whether any changes need to be made to the Company’s results of operations.

The Nasdaq letter provides that the Company has until June 3, 2016 to submit a plan to regain compliance. The Company expects to complete its review process and file its 2015 10-K in advance of the due date for the compliance plan.  If the Company is unable to file its 2015 10-K by June 3, 2016, it intends to submit a compliance plan on or prior to that date. If Nasdaq accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the filing’s due date, or until September 26, 2016, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About BroadVision

Driving innovation since 1993, BroadVision (NASDAQ: BVSN) provides e-business solutions that enable the enterprise and its employees, partners, and customers to stay actively engaged, socially connected, and universally organized to achieve greater business results.  BroadVision® solutions—including Vmoso for virtual, mobile, and social business collaboration, and Clearvale for enterprise social networking—are available globally in the cloud via the Web and mobile applications.  Visit www.BroadVision.com for more details.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Except for statements of historical fact, statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the estimated timing for the filing of the Company’s 2015 10-K, the Company’s plans for regaining compliance with the Nasdaq Listing Rules and submitting a plan of compliance within the prescribed period if necessary, whether or not Nasdaq will accept the plan of compliance and the extension time, if any, granted by Nasdaq for the filing of the 2015 10-K. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations as a result of certain risk and uncertainties, including, without limitation: the Company’s, or its independent registered public accounting firm’s, inability to complete the work required to file its 2015 10-K in the timeframe that is anticipated or due to unanticipated changes being required in its reported operating results and the timing and outcome of any Nasdaq decision regarding any plan of compliance or extension, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q  for the quarterly period ended September 30, 2015, filed with the Securities and Exchange Commission on November 16, 2015.